Exhibit 3(hhhh)

Form 424 (Revised 01/06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Amendment	This space reserved for office use.

Entity Information

The name of the filing entity is:

TXU Valley Company LLC
State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800739894

The date of formation of the entity is: November 29, 2006

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

Valley NG Power Company LLC

Form 424	1

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent (Complete either A or B. but not both. Also complete C.)

☐ A. The registered agent is an organization (cannot be entity named above)

OR
☐ B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

Street Address	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:
☐ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:
☐ Delete each of the provisions identified below from the certificate of formation.

Form 424	2

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organization Code and by the governing documents of the entity.

Form 424	3

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: July 31, 2007
TXU VALLEY COMPANY LLC

	By:	/s/ JARED S. RICHARDSON
Jared S. Richardson, Assistant Secretary

Form 424	4

Form 205 (Revised 01/06)	Certificate of Formation Limited Liability Company	This space reserved for office use.
Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709
Filing Fee: $300

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

TXU Valley Company LLC
The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office (Select and complete either A or B and complete C)

☒ A. The initial registered agent is an organization (cannot be entity named above) by the name of:

CT Corporation System
OR

☐ B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

350 N. St Paul, Suite 2900	Dallas	TX	75201
Street Address	City	State	Zip Code

Article 3 – Governing Authority (Select and complete either A or B and provide the name and address of each governing person.)

☒ A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

☐ B. The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL

	David	A.	Campbell
	First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name
ADDRESS OF GOVERNING PERSON
Energy Plaza, 1601 Bryan Street			Dallas	TX	US	75201
Street or Mailing Address			City	State	Country	Zip Code

NAME OF GOVERNING PERSON (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL

	M.	S.	Greene
	First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Organization Name

ADDRESS OF GOVERNING PERSON
Energy Plaza, 1601 Bryan Street			Dallas	TX	US	75201
Street or Mailing Address			City	State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.
Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]
TXU Valley Company LLC, a Delaware limited liability company, is being converted into a Texas limited liability company under the plan of conversion of TXU Valley Company LLC.

Form 205	6

Organizer

The name and address of the organizer:

Jared S. Richardson
Name

Energy Plaza, 1601 Bryan Street	Dallas	TX	75201
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	November 29, 2006

/s/ JARED S. RICHARDSON
Signature of organizer

Form 205	7